AMENDMENT NO. 2 TO CREDIT AGREEMENT

          This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this "AMENDMENT") dated as of May 15, 2000 (the "Effective Date") is made among RAWLINGS SPORTING GOODS COMPANY, INC., a Delaware corporation ("BORROWER"); the other Credit Parties signatory to the hereinafter defined Credit Agreement; GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders ("Agent"), and the other Lenders signatory to the hereinafter defined Credit Agreement.

                            RECITALS

     A. Agent, Lenders and Credit Parties are party to that certain Credit Agreement dated as of December 28, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT").

     B. On and subject to the terms and conditions hereof, Agent, Lenders and Credit Parties wish to amend certain provisions of the Credit Agreement.

     C. This Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment;
capitalized terms used herein without definition are so used as defined in Annex A to the Credit Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

     1. AMENDMENT. Subject to the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

     (a) Section 1.1 of the Credit Agreement is amended by adding the following new Section 1.1(d):

          "(d) TERM LOAN.

          (i) Subject to the terms and conditions hereof, each Lender agrees to make a term loan on May _, 2000 to Borrower (the "TERM LOAN") in the original principal amount of its Term Loan Commitment. The obligations of each Lender hereunder shall be several and not joint. The Term Loan shall be evidenced by promissory notes substantially in the form of EXHIBIT 1.1(d) (each a "TERM NOTE" and collectively the "TERM NOTES"), and Borrower shall execute and deliver a Term Note to each Lender. Each Term Note shall represent the obligation of Borrower to pay the amount of the applicable Lender's Term Loan Commitment, together with interest thereon as prescribed in Section 1.5.

          (ii) Borrower shall pay the principal amount of the Term Loan in seventy five (75) consecutive monthly installments of $33,333.33 on the first day of each calendar month, commencing June 1, 2000. Notwithstanding the foregoing, the aggregate outstanding principal balance of the Term Loan shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full. Each payment of principal with respect to the Term Loan shall be paid to Agent for the ratable benefit of each Term Lender, ratably in proportion to each such Term Lender's respective Term Loan Commitment."

     (b) Section 1.3(a) of the Credit Agreement is amended by inserting the following sentence at the beginning of such Section:

          "Borrower may at any time on at least five (5) days' prior written notice to Agent voluntarily prepay all of the Term Loan."

     (c) Section 1.3(c) of the Credit Agreement is amended by deleting the Section in its entirety and replacing such Section with the following new Section 1.3(c):

          "(c) APPLICATION OF CERTAIN MANDATORY PREPAYMENTS. Any prepayments made by Borrower pursuant to CLAUSES (b)(ii) or
     (b)(iii) above shall be applied as follows: FIRST, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; SECOND, to interest then due and payable on the Term Loan; THIRD, to prepay the scheduled installments of the Term Loan in inverse order of maturity, until such Loan shall have been prepaid in full; FOURTH, to interest then due and payable on the Swing Line Loan; FIFTH, to the principal balance of the Swing Line Loan until the same shall have been repaid in full; SIXTH, to interest then due and payable on the Revolving Credit Advances; SEVENTH, to the outstanding principal balance of Revolving Credit Advances until the same shall have been paid in full; and EIGHTH, to any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in ANNEX B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in ANNEX B. Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments."

     (d) Section 1.3(d) of the Credit Agreement is amended by deleting such Section in its entirety and replacing it with the following:

          "(d) APPLICATION OF PREPAYMENTS FROM INSURANCE
     PROCEEDS. Prepayments from insurance proceeds in accordance with SECTION 5.4(c) shall be applied as follows: insurance proceeds from casualties or losses to cash or Inventory shall be applied first, to the Swing Line Loans and, second, to the Revolving Credit Advances; insurance proceeds from casualties or losses to Equipment, Fixtures and Real Estate shall be applied to scheduled installments of the Term Loan in inverse order of maturity. Neither the Revolving Loan Commitment nor the Swing Line Loan Commitment shall be permanently reduced by the amount of any such prepayments.
     If the precise amount of insurance proceeds allocable to Inventory as compared to Equipment, Fixtures and Real Estate are not otherwise determined, the allocation and application of those proceeds shall be determined by Agent, subject to the approval of Requisite Lenders."

     (e) Section 1.5(a) of the Credit Agreement is amended by deleting the word "and" immediately before clause (ii) of such Section and inserting the following language at the end of such clause (ii):

          "and (iii) with respect to the Term Loan, the Index Rate plus the Applicable Term Loan Index Margin per annum or, at the election of the Borrower, the applicable LIBOR Rate plus the Applicable Term Loan LIBOR Margin per annum."

     (f) Section 1.5(a) of the Credit Agreement is further amended by inserting the following sentence immediately after the first sentence of the second paragraph thereof:

          "The Applicable Term Loan Index Margin and the
     Applicable Term Loan LIBOR Margin will be 1.00% and 2.50% per annum, respectively, as of the date of the Second
     Amendment to the Agreement."

     (g) Section 1.5(a) of the Credit Agreement is further amended by deleting the second grid set forth in such Section and replacing it with the following grid:

                         "APPLICABLE MARGINS

                                       LEVEL I   LEVEL II
Applicable Index Margin                 0.75%     0.50%
Applicable LIBOR Margin                 2.25%     2.00%
Applicable Term Loan Index Margin       1.00%     0.75%
Applicable Term Loan LIBOR Margin       2.50%     2.25%
Applicable L/C Margin                   2.25%     2.00%
Applicable Unused Line Fee Margin       0.50%     0.50%"

     (h) Section 1.9(c) of the Credit Agreement is amended by inserting the words "prepays the Term Loan or" immediately after the first reference to "Borrower" in the first sentence of such Section and inserting the words "(i) the principal amount of the Term Loan prepaid and (ii)" immediately before the words "the amount of the Revolving Loan Commitment" in the first sentence of such Section.

     (i) Section 1.11(a) of the Credit Agreement is amended by deleting the words "Revolving Loan" in clause (4) of such Section and replacing such words with the words "other Loans, ratably in proportion to the interest accrued as to each Loan" and by deleting the words "Revolving Loan" in clause (5) of such Section and replacing such words with the words "other Loans."

     (j) Section 1.12 of the Credit Agreement is amended by inserting the words "and the Term Loan" immediately after the word "Advances" in the first sentence of such Section.

     (k) Section 1.16(d) of the Credit Agreement is amended by deleting the words "Loan and Revolving Loan Commitment" in such Section and replacing such words with the words "Loans and Commitments."

     (l) Section 9.1 of the Credit Agreement is amended by deleting each reference to "Revolving Loan Commitment" contained in such Section and replacing such reference with a reference to "Commitments" and by inserting the following sentence immediately after the first sentence of Section 9.1(a):

          "Each assignment shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender's rights and obligations under this Agreement."

     (m) Sections 9.1, 9.4, 9.9(b), 11.2 and 11.8 of the Credit Agreement and the definitions of "Interest Payment Date" and "Pro Rata Share" contained in Annex A to the Credit Agreement are amended by deleting each reference to "Revolving Loan Commitment" or "Revolving Loan Commitments" in such Sections and replacing each such reference with a reference to "Commitments."

     (n) The following new definitions are inserted into Annex A to the Credit Agreement in appropriate alphabetical order:

               "APPLICABLE TERM LOAN INDEX MARGIN" shall mean the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to the Term Loan, as determined by reference to Section 1.5(a) of the Agreement.

               ""APPLICABLE TERM LOAN LIBOR MARGIN" shall mean the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Term Loan, as determined by reference to SECTION 1.5(a) of the Agreement.

               "COMMITMENTS" shall mean (a) as to any Lender, the aggregate of such Lender's Revolving Loan Commitment (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment) and Term Loan Commitment as set forth on ANNEX J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment) and Term Loan Commitments, which aggregate commitment shall be Seventy Five Million Dollars ($75,000,000) on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

               "TERM LOAN" shall have the meaning assigned to it in SECTION 1.1(d)(i).

               "TERM LOAN COMMITMENT" shall mean (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of the Term Loan as set forth on ANNEX J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Term Loan, which aggregate commitment shall be Two Million Five Hundred Thousand Dollars ($2,500,000) on the date of the Second Amendment to the Agreement, as to each of clauses (a) and
     (b), as such Term Loan Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

               "TERM NOTE" shall have the meaning assigned to it in SECTION 1.1(d)(i)."

     (o) The following definitions contained in Annex A to the Credit Agreement are deleted and replaced in their entirety with the following definitions:

               ""APPLICABLE MARGINS" means collectively the
     Applicable L/C Margin, the Applicable Unused Line Fee Margin, the Applicable Index Margin, the Applicable Term Loan Index Margin, the Applicable LIBOR Margin and the Applicable Term Loan LIBOR Margin.

               "LOANS" shall mean the Revolving Loan, the Swing
     Line Loan and the Term Loan.

               "NOTES" shall mean the Revolving Notes, the Swing
     Line Note and the Term Notes, collectively."

     (p) The definition of "Borrowing Base" contained in Annex A to the Credit Agreement is amended by deleting clause (c) thereof in its entirety and replacing such clause (c) with the following:

          (c) during an Overadvance Period, the amount set forth below opposite such Overadvance Period:

          "OVERADVANCE PERIOD COMMENCING               AMOUNT

          November 1, 2000                        $11,500,000
          November 1, 2001                        $10,500,000
          November 1, 2002                        $ 9,500,000
          November 1, 2003                        $ 8,500,000
          November 1, 2004                        $ 7,500,000"

     (q) The definition of "Requisite Lenders" contained in Annex A to the Credit Agreement is amended by deleting each reference to "Revolving Loan Commitments" and "Revolving Loans" in such Sections and replacing such references with references to "Commitments" and "Loans," respectively.

     (r) Annex J to the Credit Agreement is deleted in its entirety and replaced by Annex J attached hereto.

     (s) Exhibit 1.1(d) is added to the Credit Agreement in the form of Exhibit 1.1(d) hereto.

     2.   REPRESENTATIONS AND WARRANTIES.  As of the date hereof,
Credit Parties hereby jointly and severally represent and warrant to Agent and Lenders as follows:

          (a) After giving effect to this Amendment and the transactions contemplated hereby (i) no Default or Event of Default shall have occurred or be continuing and (ii) the representations and warranties of Credit Parties contained in the Loan Documents shall be true, accurate and complete in all respects on and as of the date hereof to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date.

          (b) The execution, delivery and performance, as the case may be, by each Credit Party of this Amendment and the other documents and transactions contemplated hereby are within each Credit Party's corporate powers, have been duly authorized by all necessary corporate action (including, without limitation, all necessary shareholder approval) of each Credit Party, have received all necessary governmental approvals, and do not and will not contravene or conflict with any provision of law applicable to any Credit Party, the certificate or articles of incorporation or bylaws of any Credit Party, or any order, judgment or decree of any court or other agency of government or any contractual obligation binding upon any Credit Party.

          (c) This Amendment, the Credit Agreement and each other Loan Document is the legal, valid and binding obligation of each Credit Party enforceable against each Credit Party in accordance with its respective terms, except to the extent enforceability is limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally or by application of general principles of equity.

     3. CONDITIONS. This Amendment shall become effective as of the Effective Date, PROVIDED that as of the Effective Date (except as otherwise noted) each of the following items shall have been received by Agent or satisfied, as the case may be, all in form and substance satisfactory to Agent:

          (a) AMENDMENT. This Amendment, duly executed by each Credit Party, Agent and each Lender.

          (b) FEES, COSTS AND EXPENSES. Agent shall have received (at Agent's option, by payment or as a charge against the Revolving Loan) reimbursement of the amounts payable by Agent to its legal counsel for the reasonable legal fees of such counsel, and the costs and expenses incurred by such counsel, in respect of the preparation and negotiation of this Amendment and the other documents executed in connection herewith.

          (c)  TERM NOTES.  Duly executed originals of the Term
     Notes for each Lender, dated as of the Effective Date.

          (d) REVOLVING NOTES. Duly executed originals of the Revolving Notes, reflecting the revised Revolving Loan
     Commitment for each Lender, dated as of the Effective Date.

     4. EFFECT ON LOAN DOCUMENTS. This Amendment is limited to the specific purpose for which it is granted and, except as specifically set forth above (a) shall not be construed as a consent, waiver, amendment or other modification with respect to any term, condition or other provision of any Loan Document and
(b) each of the Loan Documents shall remain in full force and effect and are each hereby ratified and confirmed.

     5. SUCCESSORS AND ASSIGNS. This Amendment shall be binding on and shall inure to the benefit of Credit Parties, Agent, Lenders and their respective successors and assigns;
PROVIDED that no Credit Party may assign its rights, obligations, duties or other interests hereunder without the prior written consent of Agent and Lenders. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of Credit Parties, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.

     6. ENTIRE AGREEMENT. This Amendment, including all documents attached hereto, incorporated by reference herein or delivered in connection herewith, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

     7. INCORPORATION OF CREDIT AGREEMENT. The provisions contained in Sections 11.9 and 11.13 of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety with respect to this Amendment.

     8. ACKNOWLEDGMENT. Each Credit Party hereby represents and warrants that there are no liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent (collectively, the "CLAIMS"), which any Credit Party may have or claim to have against Agent or any Lender, or any of their respective affiliates, agents, employees, officers, directors, representatives, attorneys, successors and assigns (collectively, the "LENDER RELEASED PARTIES"), which might arise out of or be connected with any act of commission or omission of the Lender Released Parties existing or occurring on or prior to the date of this Amendment, including, without limitation, any Claims arising with respect to the Obligations or any Loan Documents. In furtherance of the foregoing, each Credit Party hereby releases, acquits and forever discharges the Lender Released Parties from any and all Claims that any Credit Party may have or claim to have, relating to or arising out of or in connection with the Obligations or any Loan Documents or any other agreement or transaction contemplated thereby or any action taken in connection therewith from the beginning of time up to and including the date of the execution and delivery of this Amendment. Each Credit Party further agrees forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against any Lender Released Parties with respect to any and all Claims which might arise out of or be connected with any act of commission or omission of the Lender Released Parties existing or occurring on or prior to the date of this Amendment, including, without limitation, any Claims arising with respect to the Obligations or any Loan Documents.

     9. CAPTIONS. Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.

     10. SEVERABILITY. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

     11. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

                    [signature page follows]

          IN WITNESS WHEREOF, this Amendment No. 2. to Credit
Agreement has been duly executed and delivered as of the day and year first above written. above.

                         RAWLINGS SPORTING GOODS
                         COMPANY, INC.


                         By: /s/ Michael Luetkemeyer
                         Title: CFO


                         RAWLINGS CANADA,
                         INCORPORATED


                         By: /s/ Michael Luetkemeyer
                         Title:  V.P. and Secretary


                         RAWLINGS de COSTA RICA, S.A.


                         By: /s/ Howard Keene
                         Title: Secretary


                         GENERAL ELECTRIC CAPITAL
                         CORPORATION, as Agent and Lender


                         By: /s/ Geoffrey K. Hall
                         Title:  Duly Authorized Signatory


                         LASALLE BANK NATIONAL ASSOCIATION, as
                         Lender


                         By: /s/ Andrew K. Dawson
                         Title: Vice President

         Exhibit A to Amendment No. 2 to Credit Agreement


                             ANNEX J
          (FROM ANNEX A -DEFINITIONS OF REVOLVING LOAN
              COMMITMENT AND SWING LINE COMMITMENT)
                               TO
                        CREDIT AGREEMENT

                         Revolving Loan      Term Loan      Total
Lender                   Commitment          Commitment     Commitment

General Electric         $48,333,333.33    $1,666,666.67    $50,000,000.00
  Capital Corporation

LaSalle Bank National    $24,166,666.67    $  833,333.33    $25,000,000.00
  Association

Total                    $72,500,00.000    $2,500,000.00    $75,000,00.00

        Exhibit B to Amendment No. 2 to Credit Agreement

                         EXHIBIT 1.1(d)
                               TO
                        CREDIT AGREEMENT

                        FORM OF TERM NOTE

$___________________                             Chicago, Illinois

                                                     May 15, 2000

          FOR VALUE RECEIVED, the undersigned, RAWLINGS SPORTING GOODS COMPANY, INC., a Delaware corporation ("BORROWER"), HEREBY PROMISES TO PAY to the order of ___________________ ("LENDER") at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as Agent for Lenders ("AGENT"), at its address at 10 South LaSalle Street, Suite 2700, Chicago, IL 60603, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of _____________________ DOLLARS AND _____ CENTS ($___,___,___). All capitalized terms used but not otherwise defined herein have the meanings given to them in the "Credit Agreement" (as hereinafter defined) or in Annex A thereto.

          This Term Note is one of the Term Notes issued pursuant to that certain Credit Agreement dated as of December 28, 1999 by and among Borrower, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The principal balance of the Term Loan, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Term Note.

          The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

          If any payment on this Term Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          Upon and after the occurrence of any Event of Default, this Term Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

          Time is of the essence of this Term Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

          Except as provided in the Credit Agreement, this Term
Note may not be assigned by Lender to any Person.

          THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO
CONTRACTS MADE AND PERFORMED IN THAT STATE.

                                   RAWLINGS SPORTING GOODS
                                   COMPANY, INC.

                                   By:

                                   Title: